UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2010

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 3, 2010, LeapFrog Enterprises, Inc. (the “Company”) held its Annual Meeting of the Stockholders for the following purposes:

•	To elect the Company’s Board of Directors’ nine nominees for director to serve for the ensuing year and until their successors are elected.

•

To ratify the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered accounting firm for the Company’s fiscal year ending December 31, 2010.

•	To conduct any other business properly brought before the meeting or any postponement or adjournment thereof.

The following directors were elected to our board of directors based on the following votes:

	For	Withheld	Broker Non-Votes
William B. Chiasson	288,575,784	7,009,120	8,081,684
Jeffrey G. Katz	288,635,759	6,949,145	8,081,684
Thomas J. Kalinske	288,640,954	6,943,950	8,081,684
Paul T. Marinelli	286,435,383	9,149,521	8,081,684
Stanley E. Maron	280,165,465	15,419,439	8,081,684
E. Stanton McKee, Jr.	280,161,572	15,423,332	8,081,684
David C. Nagel	281,483,345	14,101,559	8,081,684
Philip B. Simon	277,268,347	18,316,557	8,081,684
Caden Wang	280,184,498	15,400,406	8,081,684

The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
294,925,460	8,705,134	35,994	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: June 7, 2010	By:	/S/ MARK A. ETNYRE Mark A. Etnyre Chief Financial Officer